Exhibit 5.1

November 18, 2013

Doc Ref: 4207703

284-852-1111

audrey.robertson@conyersdill.com

Luxoft Holding, Inc

24 De Castro Street

Wickhams Cay I

Road Town

Tortola

British Virgin Islands

Dear Sirs,

Re:  Registration Statement on Form F-1 of Luxoft Holding, Inc (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with its filing of a registration statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) with the U.S. Securities and Exchange Commission (the “Commission”), relating to the secondary public offering of 2,800,000 ordinary shares of no par value (the “Shares”) of the Company owned by Rus Lux Limited (the “Selling Shareholder”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed the certificate of incorporation, the memorandum of association and the articles of association of the Company, and a company search as obtained from the Registrar of Corporate Affairs (the “Registrar”) on November 7, 2013; an updated search obtained from the Registrar dated November 18, 2013; an extract of minutes of a meeting of its directors held on November 12, 2013 and certified by the chairman of the meeting on November 13, 2013 (the “Resolutions”), a certificate of good standing issued by the Registrar of Corporate Affairs and dated November 18, 2013, a certificate issued by Mossack Fonseca & Co. (B.V.I.) Ltd. in its capacity as registered agent to the Company and dated November 13, 2013 (the “Registered Agent’s Certificate”) and the register of members of the Company, attached to the Registered Agent’s Certificate (the “Register of Members”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (d) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (e) that the contents of the Registered Agent’s Certificate are true and correct as at November 13, 2013 and as at the date hereof and (f) that the Register of Members is true and correct as at November 13, 2013, and as at the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands.  This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.  This opinion is issued solely for the purposes of filing the Registration Statement and the issuance of the Shares by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.              The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any the British Virgin Islands governmental authority or to pay any the British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.              The Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable ordinary shares of the Company.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman